SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)

June 5, 1998

INTERNET COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)



Colorado                   0-19578                 84-1095516
(State of incorporation) (Commission file number) (IRS Employer
                                                   Identification
                                                   No.)

7100 E. Belleview Ave., Suite 201, Englewood, CO    80202
(Address of principal executive offices)          (Zip Code)

(303) 770-7600
(Registrant's telephone number)

Not Applicable
(Former name and address)


     Item 5.  Other Events

     On June 5, 1998, the Registrant and Rocky Mountain Internet, Inc., a Delaware corporation ("RMI"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") among RMI, the Registrant and a wholly-owned subsidiary of RMI, providing for the merger that will result in the Registrant becoming a subsidiary of RMI and the stockholders of the Registrant receiving cash in the amount of between $6.75 and $6.80 per share. Copies of the mutual press release dated June 5, 1998 of RMI and the Registrant announcing the merger and the Merger Agreement are attached hereto as Exhibits 99.1 and 99.2 and are hereby incorporated by reference herein.



                                        1



ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


Exhibit 2.1 Agreement and Plan of Merger dated as of June 5, 1998 among Rocky Mountain Internet, Inc., the Registrant and Internet Acquisition Corporation

Exhibit 99.1 Press release of Rocky Mountain Internet, Inc. and the Registrant dated June 5, 1998



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 1998          INTERNET COMMUNICATIONS CORPORATION

                            By:  /s/ Timothy Kershisnik
                                     Timothy Kershisnik
                                     Chief Financial Officer